                                                                     EXHIBIT 28

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 11-K




(MARK ONE)

/X/   Annual report pursuant to Section 15(d) of the Securities Exchange Act of
      1934

For the fiscal year ended December 31, 1995

                                       OR

/ / Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934

For the transition period from _____________ to ______________


Commission file number 0-828


A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


                 BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:



                                BIRD CORPORATION
                              1077 PLEASANT STREET
                                NORWOOD, MA 02062

                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-36305) of Bird Corporation of our report dated June 3, 1996 relating to the financial statements of the Bird Employees' Savings and Profit Sharing Plan for the year ended December 31, 1995 included with this Form 11-K.






PRICE WATERHOUSE LLP
Boston, Massachusetts
July 10, 1996

                           BIRD EMPLOYEES' SAVINGS
                           AND PROFIT SHARING PLAN
                           FINANCIAL STATEMENTS
                           AND ADDITIONAL INFORMATION
                           DECEMBER 31, 1995 AND 1994

    BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN


    INDEX TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION

    ---------------------------------------------------------------------------
                                                                        PAGE(S)



    Financial Statements:


         Report of Independent Accountants                                 1

         Statement of Financial Condition (with Fund Information)        2 - 3

         Statement of Changes in Plan Equity (with Fund Information)     4 - 5

         Notes to Financial Statements                                   6 - 11


    Additional Information*:

    Schedule I - Assets Held for Investment Purposes                       12

    Schedule II - Reportable Transactions                               13 - 14



    * Other schedules have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS





         June 3, 1996



         To the Participants and Committee of
         the Bird Employees' Savings and Profit
         Sharing Plan

         In our opinion, the accompanying statements of financial condition and the related statements of changes in plan equity present fairly, in all material respects, the financial condition of the Bird Employees' Savings and Profit Sharing Plan (the "Plan") at December 31, 1995 and 1994, and the changes in plan equity for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

         Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for purposes of additional analysis and are not a required part of the basis financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of financial condition and the statement of changes in plan equity is presented for purposes of additional analysis rather than to present the financial condition and changes in plan equity of each fund. The additional information schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


         Price Waterhouse LLP

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF FINANCIAL CONDITION (WITH FUND INFORMATION)
- -------------------------------------------------------------------------------------------------------------------

                                                                         DECEMBER 31, 1994

                                                                        PARTICIPANT DIRECTED
                                                 ------------------------------------------------------------------
                                                 GROWTH AND       STABLE       CORPORATE       MONEY       PURITAN
                                                   INCOME          VALUE         STOCK        MARKET         FUND
                                                    FUND           FUND          FUND          FUND

ASSETS

Investments at fair value:
   Bird Inc. common stock                        $        -     $        -      $475,249     $      -      $      -
   Bank collective trust funds                          772      4,868,749         2,781        2,135         3,051
   Mutual funds                                   1,658,289              -             -      122,250       552,072
Interest/dividends receivable                             -              -             -          572             -
Employer contributions receivable                    39,849        116,569        27,482        2,977        13,283
Cash                                                     30             87        11,738           18            11
                                                 ----------     ----------      --------     --------      --------
       Total assets                              $1,698,940     $4,985,405      $517,250     $127,952      $568,417
                                                 ==========     ==========      ========     ========      ========



LIABILITIES AND PLAN EQUITY

Accrued expenses                                 $    4,027     $   11,782      $  1,166     $    301      $  1,342
Refunds due to active participants                    6,534         19,114         4,506          488         2,178
                                                 ----------     ----------      --------     --------      --------
       Total liabilities                             10,561         30,896         5,672          789         3,520
                                                 ----------     ----------      --------     --------      --------
Plan equity                                       1,688,379      4,954,509       511,578      127,163       564,897
                                                 ----------     ----------      --------     --------      --------
       Total liabilities and plan equity         $1,698,940     $4,985,405      $517,250     $127,952      $568,417
                                                 ==========     ==========      ========     ========      ========



                                                                       DECEMBER 31, 1994


                                                                                                NON-
                                                         PARTICIPANT DIRECTED               PARTICIPANT
                                                                                              DIRECTED
                                             -------------------------------------------    -----------
                                               CONTRA         INTERMEDIATE        SHORT      CORPORATE
                                                FUND              BOND             TERM        STOCK
                                                                  FUND             FUND         FUND       TOTAL

ASSETS

Investments at fair value:
   Bird Inc. common stock                    $        -         $      -          $    -      $655,855   $1,131,104
   Bank collective trust funds                    9,146            1,928           8,486             -    4,897,048
   Mutual funds                               1,050,796          139,780               -             -    3,523,187
Interest/dividends receivable                         -              763               -             -        1,335
Employer contributions receivable                25,421            3,435               -             -      229,016
Cash                                              6,783                6              82             -       18,755
                                             ----------         --------          ------      --------   ----------
       Total assets                          $1,092,146         $145,912          $8,568      $655,855   $9,800,445
                                             ==========         ========          ======      ========   ==========



LIABILITIES AND PLAN EQUITY

Accrued expenses                             $    2,569         $    347          $    -      $  1,611   $   23,145
Refunds due to active participants                4,168              564               -             -       37,552
                                             ----------         --------          ------      --------   ----------
       Total liabilities                          6,737              911               -         1,611       60,697
                                             ----------         --------          ------      --------   ----------
Plan equity                                   1,085,409          145,001           8,568       654,244    9,739,748
                                             ----------         --------          ------      --------   ----------
       Total liabilities and plan equity     $1,092,146         $145,912          $8,568      $655,855   $9,800,445
                                             ==========         ========          ======      ========   ==========


                    The accompanying notes are an integral
                     part of these financial statements.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF FINANCIAL CONDITION (WITH FUND INFORMATION)
- --------------------------------------------------------------------------------------------------------------------------

                                                                     DECEMBER 31, 1995
                                             ---------------------------------------------------------------------
                                                                    PARTICIPANT DIRECTED
                                             ---------------------------------------------------------------------
                                               VALUE        STABLE        CORPORATE         INT'L         INCOME
                                              EQUITY         VALUE          STOCK          EQUITY       AND GROWTH
                                                FUND         FUND            FUND           FUND           FUND

ASSETS

Investments at fair value:
   Bird Inc. common stock                    $      -     $        -       $171,465        $     -       $      -
   Bank collective trust funds                      -      3,131,074              -              -              -
   Mutual funds                               638,624              -          9,053         89,346        660,184
Participant Loans                                   -              -              -              -              -
Interest/dividends receivable                       -              -              -              -              -
Employer contributions receivable              11,654         26,889            772          2,379          8,528
Employee contributions receivable               3,400          8,516            337            776          3,035
Cash                                                -              -              -              -              -
                                             --------     ----------       --------        -------       --------
       Total assets                          $653,678     $3,166,479       $181,627        $92,501       $671,747
                                             ========     ==========       ========        =======       ========



LIABILITIES AND PLAN EQUITY

Accrued expenses                             $      -     $    2,258       $      -        $     -       $      -
Pending interfund transfers                         -              -              -              -              -
Refunds due to active participants                  -              -              -              -              -
                                             --------     ----------       --------        -------       --------
       Total liabilities                            -          2,258              -              -              -

Plan equity                                   653,678      3,164,221        181,627         92,501        671,747
                                             --------     ----------       --------        -------       --------
       Total liabilities and plan equity     $653,678     $3,166,479       $181,627        $92,501       $671,747
                                             ========     ==========       ========        =======       ========


                                                                DECEMBER 31, 1995
                                            ------------------------------------------------------------------------------
                                                                                                     NON-
                                                               PARTICIPANT DIRECTED              PARTICIPANT
                                                                                                   DIRECTED
                                            -------------------------------------------------    -----------
                                               GROWTH           MULTI                   SHORT     CORPORATE
                                            OPPORTUNITY         ASSET         LOAN      TERM        STOCK
                                                FUND            FUND          FUND      FUND        FUND          TOTAL

ASSETS

Investments at fair value:
   Bird Inc. common stock                    $        -       $      -       $     -     $ -       $279,759     $  451,224
   Bank collective trust funds                        -              -             -       -              -      3,131,074
   Mutual funds                               1,094,238        377,650                     -         14,771      2,883,866
Participant Loans                                     -              -        41,223       -              -         41,223
Interest/dividends receivable                         -              -             -       -              -              -
Employer contributions receivable                15,871          4,647             -       -          8,203         78,943
Employee contributions receivable                 4,215          1,286             -       -              -         21,565
Cash                                                  -              -             -      10              -             10
                                             ----------       --------       -------     ---       --------     ----------
       Total assets                          $1,114,324       $383,583       $41,223     $10       $302,733     $6,607,905
                                             ==========       ========       =======     ===       ========     ==========


LIABILITIES AND PLAN EQUITY

Accrued expenses                             $        -       $      -       $     -     $ -       $      -     $    2,258
Pending interfund transfers                           -              -             -       -              -              -
Refunds due to active participants                    -              -             -       -              -              -
                                             ----------       --------       -------     ---       --------     ----------
       Total liabilities                              -              -             -       -              -          2,258

Plan equity                                   1,114,324        383,583        41,223      10        302,733      6,605,647
                                             ----------       --------       -------     ---       --------     ----------
       Total liabilities and plan equity     $1,114,324       $383,583       $41,223     $10       $302,733     $6,607,905
                                             ==========       ========       =======     ===       ========     ==========





                                          The accompanying notes are an integral
                                           part of these financial statements.


BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF CHANGES IN PLAN EQUITY (WITH FUND INFORMATION)
- --------------------------------------------------------------------------------------------------------------------------

                                                                FOR THE YEAR ENDED DECEMBER 31, 1994
                                          --------------------------------------------------------------------------------
                                                                         PARTICIPANT DIRECTED
                                          --------------------------------------------------------------------------------
                                          GROWTH AND     GUARANTEED     CORPORATE    RETIREMENT      MONEY       PURITAN
                                            INCOME       INVESTMENT       STOCK        GROWTH        MARKET        FUND
                                             FUND           FUND          FUND          FUND          FUND

Investment Income:
     Interest                             $      475    $    50,147     $     559    $   2,850     $     733     $     94
     Dividends                                46,656              -             -        2,982         5,802       24,779
                                          ----------    -----------     ---------    ---------     ---------     --------
       Total investment income                47,131         50,147     $     559        5,832         6,535       24,873

Administrative expenses                      (10,159)       (44,588)       (9,060)       2,501          (691)      (4,192)

Net appreciation (depreciation)
     of investments                           (3,921)       242,355        10,069        2,288             -      (25,037)
                                          ----------    -----------     ---------    ---------     ---------     --------
       Net investment income                  33,051        247,914         1,568       10,621         5,844       (4,356)
                                          ----------    -----------     ---------    ---------     ---------     --------
Contributions:
     Employee                                188,740        130,483        75,567      (22,897)       31,518       93,294
     Employer                                 39,849        116,569        27,482            -         2,977       13,283
                                          ----------    -----------     ---------    ---------     ---------     --------
       Total contributions                   228,589        247,052       103,049      (22,897)       34,495      106,577
                                          ----------    -----------     ---------    ---------     ---------     --------
Participant withdrawals                     (590,786)      (927,673)     (164,551)     (25,005)     (115,891)     (89,938)
                                          ----------    -----------     ---------    ---------     ---------     --------
Net increase (decrease) prior
     to transfers                           (329,146)      (432,707)      (59,934)     (37,281)      (75,552)      12,283

Employee election interfund
     transfers                              (341,340)      (795,831)      (17,129)    (920,292)      (22,025)     552,614
                                          ----------    -----------     ---------    ---------     ---------     --------
Net increase (decrease) in
     plan assets                            (670,486)    (1,228,538)      (77,063)    (957,573)      (97,577)     564,897

Plan equity beginning of year              2,358,865      6,183,047       588,641      957,573       224,740            -
                                          ----------    -----------     ---------    ---------     ---------     --------
Plan equity end of year                   $1,688,379    $ 4,954,509     $ 511,578    $       -     $ 127,163     $564,897
                                          ==========    ===========     =========    =========     =========     ========


                                                    FOR THE YEAR ENDED DECEMBER 31, 1994
                                                                                       NON-
                                                    PARTICIPANT DIRECTED           PARTICIPANT
                                                                                     DIRECTED
                                         ----------------------------------------  -----------
                                           CONTRA       INTERMEDIATE       SHORT     CORPORATE
                                            FUND            BOND           TERM        STOCK
                                                            FUND           FUND        FUND          TOTAL

Investment Income:
     Interest                            $      477        $     40      $      -    $     772   $    56,147
     Dividends                                    -          10,633             -            -        90,852
                                         ----------        --------      --------    ---------   -----------
       Total investment income                  477          10,673             -          772       146,999

Administrative expenses                      (9,596)         (1,084)            -      (12,511)      (89,380)

Net appreciation (depreciation)
     of investments                         (27,368)        (13,167)            -       13,906       199,125
                                         ----------        --------      --------    ---------   -----------
       Net investment income                (36,487)         (3,578)            -        2,167       256,744
                                         ----------        --------      --------    ---------   -----------
Contributions:
     Employee                               190,986          30,032             -            -       717,723
     Employer                                25,421           3,435             -      105,546       334,562
                                         ----------        --------      --------    ---------   -----------
       Total contributions                  216,407          33,467             -      105,546     1,052,285
                                         ----------        --------      --------    ---------   -----------
Participant withdrawals                    (519,660)        (44,055)            -    $(272,725)   (2,750,284)
                                         ----------        --------      --------    ---------   -----------
Net increase (decrease) prior
     to transfers                          (339,740)        (14,166)            -     (165,012)   (1,441,255)

Employee election interfund
     transfers                            1,425,149         159,167       (40,313)           -             0
                                         ----------        --------      --------    ---------   -----------
Net increase (decrease) in
     plan assets                          1,085,409         145,001       (40,313)    (165,012)   (1,441,255)

Plan equity beginning of year                     -               -        48,881    $ 819,256    11,181,003
                                         ----------        --------      --------    ---------   -----------
Plan equity end of year                  $1,085,409        $145,001      $  8,568    $ 654,244   $ 9,739,748
                                         ==========        ========      ========    =========   ===========



                                          The accompanying notes are an integral
                                           part of these financial statements.


BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF CHANGES IN PLAN EQUITY (WITH FUND INFORMATION)
- -------------------------------------------------------------------------------------------------------------
                                                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                 ----------------------------------------------------------------------------
                                                            PARTICIPANT DIRECTED
                                 ----------------------------------------------------------------------------

                                 GROWTH AND       VALUE       STABLE      CORPORATE      INT'L        MONEY
                                   INCOME        EQUITY        VALUE        STOCK        EQUITY       MARKET
                                    FUND          FUND         FUND          FUND         FUND         FUND


Investment Income:
     Interest                   $     3,849     $     --   $    27,758    $     280      $    --    $      21
     Dividends                       14,024        8,329            --          117        2,784        3,985
                                -----------     --------   -----------    ---------      -------    ---------

       Total investment income       17,873        8,329        27,758          397        2,784        4,006

Administrative expenses                (975)          --       (14,760)          --         (386)          --
                                -----------     --------   -----------    ---------      -------    ---------

Net appreciation (depreciation)
     of investments                 223,976       38,307       238,972     (171,987)       4,864           --
                                -----------     --------   -----------    ---------      -------    ---------

       Net investment income        240,874       46,636       251,970     (171,590)       7,262        4,006

Contributions:
     Employee                        70,289       22,745       137,624       20,289        5,599        7,426
     Employer                            --       11,654        26,889          772        2,379           --
                                -----------     --------   -----------    ---------      -------    ---------

       Total contributions           70,289       34,399       164,513       21,061        7,978        7,426
                                 ----------     --------    ----------     --------      -------     --------

Participant withdrawals            (527,902)        (189)   (2,761,971)     (93,352)        (186)     (16,451)
                                -----------     --------   -----------    ---------      -------    ---------

Net increase (decrease) prior
     to transfers                  (216,739)      80,846    (2,345,488)    (243,881)      15,054       (5,019)

Employee election interfund
     transfers                   (1,471,640)     572,832       591,745      (86,188)      78,888     (122,144)
                                -----------     --------   -----------    ---------      -------    ---------

Loans issued                             --           --       (37,583)          --       (1,500)          --

Loan repayments                          --           --         1,038          118           59           --

Net increase (decrease) in
     plan assets                 (1,688,379)     653,678    (1,790,288)    (329,951)      92,501     (127,163)

Plan equity beginning of year     1,688,379           --     4,954,509      511,578           --      127,163
                                -----------     --------   -----------    ---------      -------    ---------

Plan equity end of year         $        --     $653,678   $ 3,164,221    $ 181,627      $92,501    $      --
                                ===========     ========   ===========    =========      =======    =========



                                                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                 ----------------------------------------------------------------------------
                                                            PARTICIPANT DIRECT
                                 ----------------------------------------------------------------------------

                                                 INCOME                    GROWTH     INTERMEDIATE     MULTI
                                   PURITAN     AND GROWTH     CONTRA     OPPORTUNITY      BOND         ASSET
                                    FUND          FUND         FUND         FUND          FUND         FUND
Investment Income:
     Interest                     $   2,712     $     --   $     3,867   $      --     $     471     $     --
     Dividends                        7,754       12,768            --       13,269        3,108       13,057
                                  ---------     --------   -----------   ----------    ---------     --------

       Total investment income       10,466       12,768         3,867       13,269        3,579       13,057

Administrative expenses              (2,247)          --        (3,564)          --       (1,466)          --
                                  ---------     --------   -----------   ----------    ---------     --------

Net appreciation (depreciation)
     of investments                  48,227       17,658       206,210       69,252        5,599       19,394
                                  ---------     --------   -----------   ----------    ---------     --------

       Net investment income         56,446       30,426       206,513       82,521        7,712       32,451

Contributions:
     Employee                        37,995       22,533        58,315       29,433        8,256        9,941
     Employer                            --        8,528            --       15,871           --        4,647
                                  ---------     --------   -----------   ----------    ---------     --------

       Total contributions           37,995       31,061        58,315       45,304        8,256       14,588
                                  ---------     --------   -----------   ----------    ---------     --------

Participant withdrawals            (214,450)        (245)     (324,338)     (56,780)     (83,456)        (190)
                                  ---------     --------   -----------   ----------    ---------     --------

Net increase (decrease) prior
     to transfers                  (120,009)      61,242       (59,510)      71,045      (67,488)      46,849

Employee election interfund
     transfers                     (444,888)     610,997    (1,025,899)   1,043,279      (77,513)     339,089
                                  ---------     --------   -----------   ----------    ---------     --------

Loans issued                             --         (497)           --           --           --      (2,420)

Loan repayments                          --            5            --           --           --          65

Net increase (decrease) in
     plan assets                   (564,897)     671,747    (1,085,409)   1,114,324     (145,001)     383,583

Plan equity beginning of year       564,897           --     1,085,409           --      145,001
                                  ---------     --------   -----------   ----------    ---------     --------

Plan equity end of year           $      --     $671,747   $        --   $1,114,324    $      --     $383,583
                                  =========     ========   ===========   ==========    =========     ========





                                                                NON-
                                                             PARTICIPANT
                                                               DIRECTED
                                                              ---------
                                                   SHORT      CORPORATE
                                      LOAN         TERM         STOCK
                                      FUND         FUND         FUND       TOTAL

Investment Income:
     Interest                       $   508      $    --      $    458   $   39,924
     Dividends                           --           --           192       79,387
                                    -------      -------      --------   ----------

       Total investment income          508           --           650      119,311

Administrative expenses                  --           --            --      (23,398)
                                    -------      -------      --------   ----------
Net appreciation (depreciation)
     of investments                      --           --      (280,611)     419,861
                                    -------      -------      --------   ----------

       Net investment income            508           --      (279,961)     515,774

Contributions:
     Employee                            --           --            --      430,445
     Employer                            --           --       138,153      208,893
                                    -------      -------      --------   ----------
       Total contributions               --           --       138,153      639,338
                                    -------      -------      --------   ----------
Participant withdrawals                  --           --      (209,703)  (4,289,213)
                                    -------      -------      --------   ----------
Net increase (decrease) prior
     to transfers                       508            0      (351,511)  (3,134,101)

Employee election interfund
     transfers                           --       (8,558)           --           --
                                    -------      -------      --------   ----------

Loans issued                         42,000           --            --           --

Loan repayments                      (1,285)          --            --           --

Net increase (decrease) in
     plan assets                     41,223       (8,558)     (351,511)  (3,134,101)

Plan equity beginning of year            --        8,568       654,244    9,739,748
                                    -------      -------      --------   ----------
Plan equity end of year             $41,223      $    10      $302,733   $6,605,647
                                    =======      =======      ========   ==========

      BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

      NOTES TO FINANCIAL STATEMENTS
      -------------------------------------------------------------------------


      1.   DESCRIPTION OF THE PLAN

           The following description of the Bird Employees' Savings and Profit Sharing Plan (the "Plan") is intended to give a general summary of its principal provisions. Participants should refer to the Plan document for a more complete description of the Plan.

           The Plan was adopted by the Board of Directors of Bird Corporation (the "Company") as of July 1, 1983 and restated in its entirety as of January 1, 1985. The Plan was established to provide the Company's employees with a retirement program of Company base and profit sharing contributions and a regular savings and investment plan, which is funded with employee and Company contributions. The Plan is considered a defined contribution plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

           On January 17, 1994, it was announced that the Company would sell or close part of its business and all of the terminated participants of that business became fully vested. A decision to continue to sell all or part of the remaining businesses was approved by the Board of Directors and announced on May 10, 1994. On August 16, 1994 the Plan was amended whereby all participants in the Plan would fully vest in the event of a change in control of the Company. Subsequently, two other businesses were sold resulting in terminated employees being fully vested. The liquidation and sales mentioned above, were deemed by the Board of Directors to constitute a change of control. Under the amendment, this change of control then vested all remaining active participants and any participant who had terminated in the one year period prior to the sale of the last division.

           ELIGIBILITY
           All employees of the Company and certain of its subsidiaries, excluding those covered by a collective bargaining agreement, are eligible to participate in the Plan.

           COMPANY BASE CONTRIBUTIONS
           Annual Company base contributions are based upon a percentage of each employee's eligible compensation. Prior to January 1, 1995, contributions for personnel employed prior to January 1, 1985 are based on 2% plus 5/7% for each five additional years of age (in excess of 31) as of December 31, 1984. Contributions for personnel employed subsequent to December 31, 1984 are based on 2% of each employee's eligible compensation. Effective January 1, 1995, Company base contributions are based on 2% of each employee's eligible compensation for all employees. Company base contributions for the years ended December 31, 1995 and 1994 amounted to $70,740 and $229,016, respectively.

           PROFIT SHARING CONTRIBUTIONS
           Annual Company profit sharing contributions, if earned, are based upon certain defined levels of return on equity by the Company and its business units. The amount of the Company's contributions are dependent upon the amount of profits

      BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

      NOTES TO FINANCIAL STATEMENTS
      -------------------------------------------------------------------------


           (as defined) earned by the Company or a business unit, and distributions to employees of the Company or a business unit are based on their eligible compensation. Employees have the option to receive in cash, up to 50% of their share of the Company's annual profit sharing contribution. This cash portion of the profit sharing contribution is paid directly by the Company to the employee. There were no such contributions made for the year ended December 31, 1995 and 1994.

           SAVINGS CONTRIBUTIONS
           Eligible employees may contribute 1% to 15% of their eligible compensation to the Plan and the Company may make discretionary matching contributions with respect to the first 6% of each employee's contribution. All Company matching contributions are made to the Corporate Stock Fund. The Plan does not require an employee to make contributions to the Plan in order to become eligible to participate in the annual Company base or profit sharing contributions described in the items above. Matching contributions for the years ended December 31, 1995 and 1994 amounted to 19,575 shares of Company stock valued at $138,153 and 10,327 shares valued at $105,546, respectively. Forfeitures from the non-vested portion of terminated participants' account balances for the years ended December 31, 1995 and 1994, in the amount of $3,700 and $19,227, respectively, were used against Company contributions as permitted by the Plan (see vesting below).

           PARTICIPANT ACCOUNTS
           Each participant's account is maintained by an independent recordkeeper and reflects employee contributions, Company matching contributions, Company base contributions, and Company profit sharing contributions. Accounts are periodically adjusted to reflect the effect of investment income, realized and unrealized capital gains (losses), trustee expenses, and withdrawals and other distributions. Investment income, realized and unrealized capital gains (losses), and trustee expenses are allocated to participant's accounts based upon each participant's equity in the Plan at the end of the preceding valuation period.

           VESTING
           Vesting of Company base contributions accrue at a rate of 20% per year for each year of service and Company matching contributions vest at the rate of 20% for each year of contributory participation in the Plan. Participants are immediately vested in Company profit sharing contributions and employee contributions, plus earnings thereon. In addition to becoming fully vested as defined above, a participant's account becomes fully vested upon retirement, attainment of age 65, death, or occurrence of total and permanent disability or Plan termination. If a portion of the Company base or matching contributions is not vested upon a participant's termination, the non-vested portion will be forfeited, and used to reduce future Company contributions to the Plan.

           An amendment to the Plan was adopted on June 16, 1994 stating that in the event of a change in control of the Company each participant shall immediately be 100% vested in his Company Matching Contribution Account and his Company Base Contribution Account.

      BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

      NOTES TO FINANCIAL STATEMENTS
      -------------------------------------------------------------------------


           PAYMENTS OF BENEFITS
           Upon termination of service due to death, retirement, or complete disability, a participant or his beneficiary may elect to receive benefits equal to the full value of his account in the form of a lump-sum distribution or in the form of an annuity, which will be in the form of a joint and survivor annuity if the participant is married. If termination occurs due to other reasons, the participant is entitled to receive the total amount of employee contributions and the vested portion of Company contributions. Such distributions are payable in cash or, in the case of the Corporate Stock Fund, in cash or shares, as elected by the participant. Participants have limited withdrawal rights during employment.

           LOANS
           In accordance with the terms of the plan document, effective July 1, 1995, Plan participants may be granted loans. There is no minimum requirement for a loan, however, the maximum loan amount is the lesser of 50% of the participant's vested account balance or $50,000. The loan is secured by the balance in the participant's account and bears interest at a rate comparable to a commercial lending institution as determined by the Plan Administrator. Loans must be repaid within five years. At December 31, 1995, the Plan had five loans outstanding with interest rates of 10.25% per annum. Loans are stated at principal outstanding which approximates fair value.


      2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           BASIS OF ACCOUNTING
           The financial statements of the Plan are prepared on the accrual basis of accounting.

           INVESTMENTS
           As more fully described in Note 3, Plan investments consist of participations in bank collective trust funds, mutual funds, and shares of Bird Corporation common stock. Closing active market quotations are used to value mutual funds and common stock. The bank collective trust funds are recorded at fair value based on net asset value per unit as determined by the trustee. The average cost method is used to determine the net gain or loss on investment transactions.

           EXPENSES
           As of July 1, 1995, trustee and other administrative expenses are paid by the Company. Previously, trustee expenses were paid by the Plan. The trustee charged each fund for the direct expenses of that fund. All other expenses of the Plan were paid for by the Company.


      3.   INVESTMENTS

           The Plan's investments were held by CoreStates Bank, N.A. as trustee under the Trust Agreement for the Plan until June 30, 1995. Effective July 1, 1995 the

      BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

      NOTES TO FINANCIAL STATEMENTS
      -------------------------------------------------------------------------


           Plan's investments were held by New York Life Trust Company, offering seven investment options to participants. Prior to July 1, 1995 seven investment options were also offered. (See options listed on the statement of financial condition). Investment vehicles under each of the Plan's fund options are selected by the Company. The trustee executes transactions in accordance with participant elections as to investment fund contributions.

           Investments consist of the following:

                                                      DECEMBER 31,
                                                1995               1994

           Mutual funds                       $2,883,866        $3,523,187
           Common stock                          451,224         1,131,104
           Bank collective trust funds         3,131,074         4,897,048
           Participants loans                     41,223                --
                                              ----------        ----------

                                              $6,507,387        $9,551,339
                                              ==========        ==========


           Investments that represent 5% or more of total Plan investments are as follows:

                                                              DECEMBER 31,
                                                            1995        1994

           Fidelity Advisor Growth Opportunities Fund   $1,094,238   $       --

           Fidelity Advisor SER II
            Income and Growth Fund                         660,184           --

           Mainstay Institutional
            Service Value Equity Fund                      638,624           --

           Mainstay Institutional
            Service Multi Asset Fund                       377,650           --

           Fidelity Puritan Portfolio                           --      552,072

           Fidelity Contra Portfolio                            --    1,050,796

           Fidelity Growth and Income Portfolio                 --    1,658,289

           Bird Corporation Common Stock                   451,224    1,131,104

           Frank Russell Capital Contract Fund           3,131,074    4,852,762


      BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

      NOTES TO FINANCIAL STATEMENTS
      -------------------------------------------------------------------------


      4.   PLAN TERMINATION

           The Company anticipates that the Plan will continue without interruption, but reserves the right to discontinue the Plan. In the event that the Plan and the related trust fund terminate, particpants' accounts will become fully vested and non-forfeitable. All accounts will be valued as of the termination date and account balances will be distributed in full to participants.



      5.   DIFFERENCES BETWEEN FINANCIAL STATEMENTS AND FORM 5500

           The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                             DECEMBER 31,
                                                          1995          1994

           Plan equity per the financial statements    $6,605,647    $9,739,748

           Amounts allocated to withdrawing
           participants                                  (101,232)     (652,259)
                                                       ----------    ----------

           Plan equity per the Form 5500               $6,504,415    $9,087,489
                                                       ==========    ==========


           The following is a reconciliation of participant withdrawals per the financial statements to the Form 5500:

                                                             YEAR ENDED
                                                             DECEMBER 31,
                                                           1995         1994

           Participant withdrawals per the financial
           statements                                   $4,289,213   $2,750,284

           Amounts allocated to withdrawing
           participants at beginning of year              (652,259)    (355,689)
                at end of year                             101,232      652,259
                                                        ----------   ----------

           Participant withdrawals per the Form 5500    $3,738,186   $3,046,854
                                                        ==========   ==========


           Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to year-end but not yet paid. At December 31, 1995 there were participant withdrawals of $101,232 pending processing by the trustee from the Stable Value Fund.

      BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

      NOTES TO FINANCIAL STATEMENTS
      -------------------------------------------------------------------------


      6.   FEDERAL INCOME TAXES

           The Plan is intended to meet the requirements of Section 401 of the Internal Revenue Code ("Code"). Under the provisions of Section 401 of the Code, employer contributions to a qualified plan and earnings are not subject to federal or state income tax. Benefit payments received from a qualified plan are taxable in the year they are received. The Company received notification of qualification for the Plan under Section 401 of the Code in a favorable determination letter dated September 22, 1993. A new letter has been requested for Plan amendments.

           Management has asserted that the Plan and its operations have been and continue to be in accordance with all applicable provisions of ERISA and the Code.

      7.   UNALLOCATED PLAN EQUITY

           Plan equity of $6,507,387 and $8,938,223 was allocated to participant accounts at December 31, 1995 and December 31, 1994, respectively. The difference between allocated Plan equity and Plan equity per the statement of financial condition is primarily due to (a) receivables recorded on the statement of financial condition not yet allocated to participant accounts and (b) pending participant withdrawals recorded on the participant accounts at year end but not on the financial statements (Note 5).

      BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN    ADDITIONAL INFORMATION
                                                               SCHEDULE I

      ASSETS HELD FOR INVESTMENT PURPOSES ITEM 27a FORM 5500
      DECEMBER 31, 1995

- -------------------------------------------------------------------------------

                                                 SHARES/              CURRENT
                                                 UNITS     COST        VALUE

      MAINSTAY MULTI ASSET FUND
      Mainstay Institution Service
       Multi Asset Fund                        32,031   $  393,604   $  377,650
                                                        ----------   ----------

      CORPORATE STOCK FUND
      Mainstay Institutional Money Market      23,823       23,824       23,824
      Bird Corporation Common Stock            97,562      950,031      451,224
                                                        ----------   ----------
                                                           973,855      475,048
                                                        ----------   ----------
      FIDELITY GROWTH OPPORTUNITY FUND
      Fidelity Advisor Growth
       Opportunity Fund                        34,584    1,041,502    1,094,238
                                                        ----------   ----------

      FIDELITY INCOME & GROWTH FUND
      Fidelity Advisor Ser II
      Income & Growth Fund                     42,023      643,773      660,184
                                                        ----------   ----------

      MAINSTAY INTERNATIONAL EQUITY FUND
      Mainstay Institutional Service
       International Equity Fund                8,649       84,729       89,346
                                                        ----------   ----------

      MAINSTAY VALUE EQUITY FUND
      Mainstay Institutional Service
       Value Equity Fund                       44,257      615,233      638,624
                                                        ----------   ----------

      STABLE VALUE FUND
      Frank Russell Capital
       Contract Fund                          199,406    3,041,838    3,131,074
                                                        ----------   ----------

      PLAN PARTICIPANTS LOANS
      10.25% per annum, maturity
      dates ranging from 12/18/98 to
      12/1/2000                                             41,223       41,223
                                                        ----------   ----------

      Total Investments                                 $6,835,757   $6,507,387
                                                        ==========   ==========





   BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN       ADDITIONAL INFORMATION
                                                                SCHEDULE II

   REPORTABLE TRANSACTIONS INVOLVING AMOUNTS IN EXCESS OF 5% OF
   CURRENT VALUE OF PLAN ASSETS  ITEM 27d FORM 5500
   FOR THE YEAR ENDED DECEMBER 31, 1995

   ----------------------------------------------------------------------------
                                NUMBER
                                  OF       PURCHASE       SELLING         LEASE
   DESCRIPTION OF ASSET      TRANSACTIONS   PRICE          PRICE          RENTAL

   Bird Corporation Common
    Stock                         19      $   68,398     $  355,950         --

   Fidelity Growth & Income
    Portfolio                     13      $   14,024     $1,896,288         --

   Fidelity Growth & Income
    Portfolio                      1              --     $1,441,274         --

   Frank Russell Capital
    Contract Fund                 22              --     $1,641,871         --

   CoreStates Liquidity Fund     342      $5,953,671     $5,999,352         --

   CoreStates Liquidity Fund       1      $1,317,840             --         --

   CoreStates Liquidity Fund       1              --     $1,145,699         --

   CoreStates Liquidity Fund       1      $  996,492             --         --

   CoreStates Liquidity Fund       1              --     $  810,377         --

   Fidelity Puritan Fund           7           8,203     $  608,503         --

   Fidelity Puritan Fund           1              --     $  520,723         --


   Fidelity Contra Fund            7           5,760     $1,262,766         --


   Fidelity Contra Fund            1              --     $1,076,406         --




                                                                          NET
                               EXPENSE      COST OF       CURRENT         GAIN/
    DESCRIPTION OF ASSET       INCURRED      ASSET         VALUE         (LOSS)


   Bird Corporation Common
    Stock                         --      $  483,097    $   424,348   $(127,147)

   Fidelity Growth & Income
    Portfolio                     --      $1,672,313    $ 1,910,312   $ 223,975

   Fidelity Growth & Income
    Portfolio                     --      $1,258,134    $ 1,441,274   $ 183,140

   Frank Russell Capital
    Contract Fund                 --      $1,611,851    $ 1,641,871   $  30,020

   CoreStates Liquidity Fund      --      $5,999,352    $11,953,023          --

   CoreStates Liquidity Fund      --              --    $ 1,317,840          --

   CoreStates Liquidity Fund      --      $1,145,699    $ 1,145,699          --

   CoreStates Liquidity Fund      --              --    $   996,492          --

   CoreStates Liquidity Fund      --      $  810,377    $   810,377          --

   Fidelity Puritan Fund          --      $  560,276    $   616,706   $  48,227

   Fidelity Puritan Fund          --      $  477,848    $   520,723   $  42,875

   Fidelity Contra Fund           --      $1,056,555    $ 1,268,526   $ 206,211

   Fidelity Contra Fund           --      $  891,617    $ 1,076,406   $ 184,789



   BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN       ADDITIONAL INFORMATION
                                                               SCHEDULE II

   REPORTABLE TRANSACTIONS INVOLVING AMOUNTS IN EXCESS OF 5% OF
   CURRENT VALUE OF PLAN ASSETS  ITEM 27d FORM 5500
   FOR THE YEAR ENDED DECEMBER 31, 1995

   ----------------------------------------------------------------------------
                                  NUMBER
                                    OF          PURCHASE       SELLING    LEASE
   DESCRIPTION OF ASSET        TRANSACTIONS      PRICE          PRICE     RENTAL
   Fidelity Advisor Growth          19        $1,094,711     $   56,779     --

   Fidelity Income and Growth
        Fund                        18        $  644,508     $      742     --

   Mainstay Institutional
   Service Value Equity             17        $  615,415     $      189     --

   Mainstay Institutional
   Service Multi-Asset Fund         19        $  396,098     $    2,610     --

   New York Life Pooled
   Separate Accounts                27        $1,657,594     $1,657,594     --

   Frank Russell Capital
        Contracts Fund              14                       $  920,942     --



                                                                          NET
                                  EXPENSE     COST OF      CURRENT       GAIN/
    DESCRIPTION OF ASSET          INCURRED     ASSET        VALUE       (LOSS)




 Fidelity Advisor Growth            --     $   53,208     $1,151,490    $ 3,571

   Fidelity Income and Growth
        Fund                        --     $      735     $  645,250    $     7

   Mainstay Institutional
   Service Value Equity             --     $       18     $  615,604    $     7

   Mainstay Institutional
   Service Multi-Asset Fund         --     $    2,492     $  398,708    $   118

   New York Life Pooled
   Separate Accounts                --     $1,657,594     $3,315,188    $     0

   Frank Russell Capital
        Contracts Fund              --     $  905,102     $  920,942    $15,840
